Exhibit 99.1
Post Holdings Reports Results for the First Quarter of Fiscal Year 2026; Raises Fiscal Year 2026 Outlook
St. Louis - February 5, 2026 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today reported results for the first fiscal quarter ended December 31, 2025.
Highlights:
•First quarter net sales of $2.2 billion
•Operating profit of $238.4 million; net earnings of $96.8 million and Adjusted EBITDA (non-GAAP)* of $418.2 million
•Raised fiscal year 2026 Adjusted EBITDA (non-GAAP)* outlook to $1,550-$1,580 million
*For additional information regarding non-GAAP measures, such as Adjusted EBITDA, Adjusted net earnings, Adjusted diluted earnings per common share and segment Adjusted EBITDA, see the related explanations presented under “Use of Non-GAAP Measures” later in this release. Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including the adjustments described under “Outlook” below.
Basis of Presentation
On July 1, 2025, Post completed its acquisition of 8th Avenue Food & Provisions, Inc. (“8th Avenue”), the results of which are included in the Post Consumer Brands segment. On December 1, 2025, Post completed its sale of the pasta business of 8th Avenue; its operating results prior to the sale were reported in the Post Consumer Brands segment.
On March 3, 2025, Post completed its acquisition of Potato Products of Idaho, L.L.C. (“PPI”), the results of which are included in the Refrigerated Retail and Foodservice segments.
First Quarter Consolidated Operating Results
Net sales were $2,174.6 million, an increase of 10.1%, or $199.9 million, compared to $1,974.7 million in the prior year period and included $224.6 million in net sales from acquisitions in the current year period. Excluding the benefit from acquisitions in the current year period, net sales growth in Foodservice (primarily driven by volume growth in eggs and protein-based shakes) and Weetabix (primarily driven by favorable foreign currency exchange rates and volume growth) was offset by declines in Post Consumer Brands (driven by pet food distribution losses, cereal category declines and lower relative and absolute promotional spend in cereal). Refrigerated Retail sales were flat as increased pricing was offset by declines in volumes. Gross profit was $638.5 million, or 29.4% of net sales, an increase of 7.3%, or $43.2 million, compared to $595.3 million, or 30.1% of net sales, in the prior year period.
Selling, general and administrative (“SG&A”) expenses were $357.3 million, or 16.4% of net sales, an increase of 7.8%, or $25.7 million, compared to $331.6 million, or 16.8% of net sales, in the prior year period. SG&A expenses in the first quarter of fiscal years 2026 and 2025 included $4.3 million and $15.6 million, respectively, of integration costs, which were primarily related to acquisitions and were treated as adjustments for non-GAAP measures. Operating profit was $238.4 million, an increase of 11.3%, or $24.3 million, compared to $214.1 million in the prior year period.
Net earnings were $96.8 million, a decrease of 14.6%, or $16.5 million, compared to $113.3 million in the prior year period. Net earnings included the following:

	Three Months Ended December 31,
(in millions)	2025	2024
Loss on extinguishment of debt, net (1)	$17.5	$5.8
Income on swaps, net (1)	(1.9)	(15.4)
(1) Discussed later in this release and were treated as adjustments for non-GAAP measures.

Diluted earnings per common share were $1.71, compared to $1.78 in the prior year period. Adjusted net earnings (non-GAAP)* were $123.7 million, compared to $111.9 million in the prior year period. Adjusted diluted earnings per common share (non-GAAP)* were $2.13, compared to $1.73 in the prior year period.
Adjusted EBITDA was $418.2 million, an increase of 13.1%, or $48.3 million, compared to $369.9 million in the prior year period.
Post Consumer Brands
Primarily North American ready-to-eat (“RTE”) cereal and granola, pet food and nut butters.
For the first quarter, net sales were $1,103.8 million, an increase of 14.5%, or $139.9 million, compared to the prior year period. Net sales included $217.2 million in the first quarter attributable to 8th Avenue. Excluding the benefit of 8th Avenue in the current year period, volumes decreased 6.1%. Pet food volumes decreased 6.2%, primarily driven by distribution losses and reductions in co-manufactured and private label products. Cereal and granola volumes decreased 5.1%, primarily driven by category declines and lower relative and absolute promotional spend. Segment profit was $132.2 million, an increase of 0.9%, or $1.2 million, compared to the prior year period. Segment Adjusted EBITDA (non-GAAP)* was $203.3 million, a decrease of 0.7%, or $1.5 million, compared to the prior year period.
Foodservice
Primarily egg and potato products.
For the first quarter, net sales were $669.1 million, an increase of 8.5%, or $52.5 million, compared to the prior year period. Net sales included $6.6 million in the first quarter attributable to PPI. Excluding the benefit of PPI in the current year period, volumes increased 7.7%, driven by improved customer service levels versus the prior year period and improved production in protein-based shakes. Segment profit was $117.5 million, an increase of 36.5%, or $31.4 million, compared to the prior year period. Segment Adjusted EBITDA was $152.4 million, an increase of 30.5%, or $35.6 million, compared to the prior year period.
Refrigerated Retail
Primarily side dish, egg, cheese and sausage products.
For the first quarter, net sales were $266.6 million, flat compared to the prior year period. Volumes decreased 0.2%, primarily due to declines in egg and sausage products, partially offset by an increase in side dish products driven by the introduction of private label offerings. Volume information by product is disclosed in a table presented later in this release. Segment profit was $30.4 million, an increase of 25.6%, or $6.2 million, compared to the prior year period. Segment Adjusted EBITDA was $50.1 million, an increase of 20.4%, or $8.5 million, compared to the prior year period.
Weetabix
Primarily United Kingdom RTE cereal, muesli and protein-based shakes.
For the first quarter, net sales were $137.9 million, an increase of 8.1%, or $10.3 million, compared to the prior year period. Net sales reflected a foreign currency exchange rate tailwind of approximately 400 basis points. Volumes increased 2.4%, primarily driven by growth in protein-based shakes and branded products. Segment profit was $21.7 million, an increase of 36.5%, or $5.8 million, compared to the prior year period. Segment Adjusted EBITDA was $33.1 million, an increase of 18.2%, or $5.1 million, compared to the prior year period.
Interest, Loss on Extinguishment of Debt, Income on Swaps and Income Tax
Interest expense, net was $103.4 million in the first quarter of fiscal year 2026 compared to $84.1 million in the first quarter of fiscal year 2025. The increase in interest expense, net in the first quarter of fiscal year 2026 was driven by lower interest income, higher average outstanding principal amounts of debt and a higher weighted-average interest rate compared to the prior year period.
Loss on extinguishment of debt, net of $17.5 million was recorded in the first quarter of fiscal year 2026 in connection with Post’s redemption of its 5.50% senior notes due December 2029. Loss on extinguishment of debt, net of $5.8 million was recorded in the first quarter of fiscal year 2025 in connection with Post’s redemption of its 5.625% senior notes due January 2028.

Income on swaps, net relates to mark-to-market adjustments and settlements on interest rate swaps. Income on swaps, net was $1.9 million in the first quarter of fiscal year 2026 compared to $15.4 million in the prior year period.
Income tax expense was $27.3 million in the first quarter of fiscal year 2026, an effective income tax rate of 22.0%, compared to $32.1 million in the first quarter of fiscal year 2025, an effective income tax rate of 22.1%.
Share Repurchases and New Share Repurchase Authorization
During the first quarter of fiscal year 2026, Post repurchased 3.7 million shares of its common stock for $378.9 million at an average price of $101.57 per share. Subsequent to the end of the first quarter of fiscal year 2026 through February 4, 2026, Post repurchased 1.8 million shares for $175.4 million at an average price of $99.19 per share. On February 3, 2026, Post’s Board of Directors approved a new $500 million share repurchase authorization. Shares repurchased under the new authorization may begin on February 7, 2026. As of February 4, 2026, Post had $122.1 million remaining under its existing $500 million share repurchase authorization, which became effective on November 27, 2025 and will be cancelled effective February 6, 2026.
Repurchases may be made from time to time in the open market, in private purchases, through forward, derivative, accelerated repurchase or automatic purchase transactions, or otherwise. Any shares repurchased would be held as treasury stock. The authorization does not, however, obligate Post to acquire any particular number of shares, and repurchases may be suspended or terminated at any time at Post’s discretion.
Outlook
Post management raised its guidance range for fiscal year 2026 Adjusted EBITDA to $1,550-$1,580 million from $1,500-$1,540 million.
Post management expects fiscal year 2026 capital expenditures to range between $350-$390 million, which includes continued Foodservice investment in cage-free egg facility expansion and the completion of the Norwalk, Iowa precooked egg facility expansion, for aggregate expenditures of $80-$90 million.
Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, integration and transaction costs, mark-to-market adjustments on equity security investments, mark-to-market adjustments on commodity and foreign exchange hedges, gain/loss on extinguishment of debt, net, equity method investment adjustment and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant. In addition, Post provides the forecasted Adjusted EBITDA contribution from the 8th Avenue acquisition, excluding the pasta business, only on a non-GAAP basis and does not provide a reconciliation of this forward-looking non-GAAP guidance to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. For additional information regarding Post’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures.”
Use of Non-GAAP Measures
Post uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings/loss, Adjusted diluted earnings/loss per common share, Adjusted EBITDA, segment Adjusted EBITDA, Adjusted EBITDA as a percentage of Net Sales, segment Adjusted EBITDA as a percentage of Net Sales, the forecasted Adjusted EBITDA contribution from the 8th Avenue acquisition, excluding the pasta business and free cash flow. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided later in this release under “Explanation and Reconciliation of Non-GAAP Measures.”
Management uses certain of these non-GAAP measures, including Adjusted EBITDA and segment Adjusted EBITDA, as key metrics in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described later in this release. These non-GAAP measures may not be comparable to similarly titled measures of other companies. For additional information regarding

Post’s non-GAAP measures, see the related explanations provided under “Explanation and Reconciliation of Non-GAAP Measures.”
Board Update
Post today announced that Michelle Atkinson and Jeff Zadoks have been appointed to its Board of Directors (the “Board”), effective March 15, 2026. With the addition of Ms. Atkinson and Mr. Zadoks, the Board will consist of nine members. Ms. Atkinson retired from Energizer Holdings, Inc. in December 2025, where she most recently served as Chief Transformation Officer. Mr. Zadoks most recently served as Chief Operating Officer at Post, retiring in January 2026 after 14 years at Post in various executive leadership roles.
Conference Call to Discuss Earnings Results and Outlook
Shortly following this release, Post will publish prepared remarks related to this release in the Investors section of its website (www.postholdings.com) under the Investor Events & Presentations and the Quarterly Results sections. Post will host a conference call on Friday, February 6, 2026 at 9:00 a.m. ET to respond to questions. Robert V. Vitale, Chairman, President and Chief Executive Officer, Nicolas Catoggio, Chief Operating Officer and President and CEO of Post Consumer Brands, and Matthew J. Mainer, Chief Financial Officer and Treasurer, will participate in the call.
Interested parties may join the conference call by dialing (800) 445-7795 in the United States and (785) 424-1699 from outside of the United States. The conference identification number is POSTQ126. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investors section of Post’s website.
A replay of the conference call will be available through Friday, February 13, 2026 by dialing (800) 925-9416 in the United States and (402) 220-5387 from outside of the United States. A webcast replay also will be available for a limited period on Post’s website in the Investors section.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the prospective financial information provided in this release, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided in this release is only an estimate of what Post’s management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the further in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
Certain matters discussed in this release, in the prepared remarks published on Post’s website and on Post’s conference call are forward-looking statements, including Post’s Adjusted EBITDA outlook for fiscal year 2026, Post’s capital expenditure outlook for fiscal year 2026, the forecasted annual Adjusted EBITDA contribution in fiscal year 2026 from the 8th Avenue acquisition, excluding the pasta business, and Post’s expectations regarding the synergy run rate related to the 8th Avenue acquisition. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•volatility in the cost or availability of inputs to Post’s businesses (including raw materials, energy and other supplies and freight);
•disruptions or inefficiencies in Post’s supply chain, tariffs, inflation, highly pathogenic avian influenza and other agricultural diseases and pests, labor shortages, public health crises, weather events and fires and other events beyond Post’s control;
•changes in economic conditions, financial instability, disruptions in capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•Post’s and its customers’ ability to compete in their respective product categories, including the success of pricing, advertising and promotional programs, declines in demand for Post’s products and the ability to anticipate and respond to changes in consumer and customer preferences and behaviors;

•Post’s ability to hire and retain talented personnel, increases in labor-related costs, employee safety, labor strikes, work stoppages, unionization efforts and other labor disruptions;
•Post’s high leverage, its ability to obtain additional financing and service its outstanding debt (including covenants restricting the operation of its businesses) and a potential downgrade in Post’s credit ratings;
•Post’s ability to successfully implement business strategies to reduce costs or optimize its network;
•allegations that Post’s products cause injury or illness, product recalls and withdrawals, product liability claims and other related litigation;
•the success of new product introductions;
•compliance with new, existing and changing laws and regulations;
•Post’s reliance on third parties and others for the manufacture of many of its products;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents, information security breaches or enterprise resource planning system implementations;
•the impact of litigation;
•Post’s ability to identify, complete and integrate or otherwise effectively execute acquisitions, including 8th Avenue and the pet food assets and operations acquired in April 2023 and December 2023, or other strategic transactions;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•differences in Post’s actual operating results from any of its guidance regarding its future performance;
•impairment in the carrying value of goodwill, other intangibles or long-lived assets or changes in critical accounting estimates;
•risks associated with Post’s international businesses;
•business disruption or other losses resulting from changes in governmental administrations or regulatory priorities, political instability, terrorism, war or armed hostilities or geopolitical tensions;
•risks related to the intended tax treatment of Post’s divestitures of its interest in BellRing Brands, Inc.;
•Post’s ability to protect its intellectual property and other assets and to license third-party intellectual property;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale of its restaurants business, including certain indemnification obligations and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•losses or increased funding and expenses related to Post’s qualified pension or other postretirement plans;
•conflicting interests or the appearance of conflicting interests resulting from any of Post’s directors or officers also serving as directors or officers of other companies; and
•other risks and uncertainties described in Post’s filings with the Securities and Exchange Commission.
These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American branded and private label ready-to-eat cereal and granola, pet food and nut butter categories. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Tara Gray
tara.gray@postholdings.com
(314) 644-7648

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,
	2025	2024
Net Sales	$2,174.6	$1,974.7
Cost of goods sold	1,536.1	1,379.4
Gross Profit	638.5	595.3
Selling, general and administrative expenses	357.3	331.6
Amortization of intangible assets	51.7	49.1
Other operating (income) expense, net	(8.9)	0.5
Operating Profit	238.4	214.1
Interest expense, net	103.4	84.1
Loss on extinguishment of debt, net	17.5	5.8
Income on swaps, net	(1.9)	(15.4)
Other income, net	(4.6)	(5.8)
Earnings before Income Taxes and Equity Method Earnings	124.0	145.4
Income tax expense	27.3	32.1
Equity method earnings, net of tax	(0.3)	(0.1)
Net Earnings Including Noncontrolling Interest	97.0	113.4
Less: Net earnings attributable to noncontrolling interest	0.2	0.1
Net Earnings	$96.8	$113.3

Earnings per Common Share:
Basic	$1.87	$1.94
Diluted	$1.71	$1.78
Weighted-Average Common Shares Outstanding:
Basic	51.7	58.3
Diluted	58.2	65.2

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	December 31, 2025	September 30, 2025

ASSETS
Current Assets
Cash and cash equivalents	$279.3	$176.7
Restricted cash	5.4	6.1
Receivables, net	680.6	735.4
Inventories	908.2	875.0
Current assets held for sale	—	116.3
Prepaid expenses and other current assets	98.8	115.4
Total Current Assets	1,972.3	2,024.9

Property, net	2,682.6	2,698.7
Goodwill	4,845.8	4,844.7
Other intangible assets, net	2,963.3	3,014.6
Other assets held for sale	—	424.8
Other assets	520.3	520.7
Total Assets	$12,984.3	$13,528.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$1.2	$1.2
Accounts payable	579.2	624.0
Current liabilities held for sale	—	55.5
Other current liabilities	459.3	532.4
Total Current Liabilities	1,039.7	1,213.1

Long-term debt	7,457.9	7,421.7
Deferred income taxes	660.2	638.5
Other liabilities held for sale	—	119.7
Other liabilities	358.4	371.6
Total Liabilities	9,516.2	9,764.6

Shareholders’ Equity
Common stock	0.9	0.9
Additional paid-in capital	5,356.8	5,370.7
Retained earnings	2,215.7	2,118.9
Accumulated other comprehensive income	12.1	8.7
Treasury stock, at cost	(4,128.3)	(3,746.1)
Total Shareholders’ Equity Excluding Noncontrolling Interest	3,457.2	3,753.1
Noncontrolling interest	10.9	10.7
Total Shareholders’ Equity	3,468.1	3,763.8
Total Liabilities and Shareholders’ Equity	$12,984.3	$13,528.4

SELECTED CONDENSED CONSOLIDATED CASH FLOWS
INFORMATION (Unaudited)
(in millions)

	Three Months Ended December 31,
	2025	2024
Cash provided by (used in):
Operating activities	$235.7	$310.4
Investing activities, including capital expenditures of $116.4 and $139.0	261.8	(128.3)
Financing activities	(395.8)	(94.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.2	(3.7)
Net increase in cash, cash equivalents and restricted cash	$101.9	$84.2

SEGMENT INFORMATION (Unaudited)
(in millions)

	Three Months Ended December 31,
	2025	2024
Net Sales
Post Consumer Brands	$1,103.8	$963.9
Foodservice	669.1	616.6
Refrigerated Retail	266.6	266.6
Weetabix	137.9	127.6
Corporate and eliminations	(2.8)	—
Total	$2,174.6	$1,974.7
Segment Profit
Post Consumer Brands	$132.2	$131.0
Foodservice	117.5	86.1
Refrigerated Retail	30.4	24.2
Weetabix	21.7	15.9

SUPPLEMENTAL REFRIGERATED RETAIL SEGMENT INFORMATION (Unaudited)
The below table presents volume percentage changes for the current quarter compared to the prior year quarter for products within the Refrigerated Retail segment.

Product	Volume Percentage Change
All	(0.2%)
Side dishes	2.5%
Egg	(6.7%)
Cheese	(5.7%)
Sausage	(5.0%)

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
Post uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. GAAP. These non-GAAP measures include Adjusted net earnings/loss, Adjusted diluted earnings/loss per common share, Adjusted EBITDA, segment Adjusted EBITDA, Adjusted EBITDA as a percentage of Net Sales, segment Adjusted EBITDA as a percentage of Net Sales and free cash flow. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables following this section. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described below. These non-GAAP measures may not be comparable to similarly titled measures of other companies.
Adjusted net earnings/loss and Adjusted diluted earnings/loss per common share
Post believes Adjusted net earnings/loss and Adjusted diluted earnings/loss per common share are useful to investors in evaluating Post’s operating performance because they exclude items that affect the comparability of Post’s financial results and could potentially distort an understanding of the trends in business performance.
Adjusted net earnings/loss and Adjusted diluted earnings/loss per common share are adjusted for the following items:
a.Income/expense on swaps, net: Post has excluded the impact of mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and as the amount and frequency of such adjustments are not consistent.
b.Restructuring and facility closure costs, including accelerated depreciation: Post has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
c.Debt premiums paid/discounts received, net: Post has excluded payments and other expenses for premiums on debt extinguishment, net of gains realized on debt repurchased at a discount, as such payments are inconsistent in amount and frequency. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
d.Gain/loss on sale of business: Post has excluded gains and losses recorded on divestitures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
e.Integration costs and transaction costs: Post has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures and integration costs incurred to integrate acquired or to-be-acquired businesses or assets as Post believes that these exclusions allow for more meaningful evaluation of Post’s current operating performance and comparisons of Post’s operating performance to other periods. Post believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired businesses or assets as part of Post or the performance of the divested businesses or assets, and such costs are not factored into management’s evaluation of potential acquisitions or Post’s performance after completion of an acquisition or the evaluation to divest a business or asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the transaction and the maturity of any businesses being acquired or divested. Also, the size, complexity and/or volume of past transactions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future transactions. By excluding these expenses, management is better able to evaluate Post’s ability to utilize its existing assets and estimate the long-term value that acquired businesses or assets will generate for Post.
f.Mark-to-market adjustments on equity security investments: Post has excluded the impact of mark-to-market adjustments on equity security investments due to the inherent volatility associated with such amounts based on changes in market pricing variations and as the amount and frequency of such adjustments are not consistent. Additionally, these adjustments are primarily non-cash items and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
g.Mark-to-market adjustments on commodity and foreign exchange hedges: Post has excluded the impact of mark-to-market adjustments on commodity and foreign exchange hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items, and the amount and frequency of such adjustments are not consistent.
h.Asset disposal costs: Post has excluded costs recorded in connection with the disposal of certain assets which were never put into use and/or the demolition and site remediation of unused facilities as the amount and frequency of these costs are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
i.Costs expected to be indemnified, net: Post has excluded certain costs incurred and expected to be indemnified in connection with damaged assets and gains related to indemnification proceeds received above the carrying value of damaged assets as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
j.Advisory income: Post has excluded advisory income received from 8th Avenue prior to Post’s acquisition of 8th Avenue as Post believes such income did not contribute to a meaningful evaluation of Post’s operating performance or comparisons of Post’s operating performance to other periods.
k.Provision for legal settlements: Post has excluded gains and losses recorded to recognize the anticipated or actual resolution of certain litigation as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
l.Income tax effect on adjustments: Post has included the income tax impact of the non-GAAP adjustments using a rate described in the applicable footnote of the reconciliation tables to be consistent with the treatment of these adjustments in the calculation of the non-GAAP measure.
Adjusted EBITDA, segment Adjusted EBITDA, Adjusted EBITDA as a percentage of Net Sales and segment Adjusted EBITDA as a percentage of Net Sales
Post believes that Adjusted EBITDA is useful to investors in evaluating Post’s operating performance and liquidity because (i) Post believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of Post’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Post believes that segment Adjusted EBITDA is useful to investors in evaluating Post’s operating performance because it allows for assessment of the operating performance of each reportable segment. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA and segment Adjusted EBITDA to forecast future results. Post believes that Adjusted EBITDA as a percentage of Net Sales and segment Adjusted EBITDA as a percentage of Net Sales are measures useful to investors in evaluating Post’s operating performance because they allow for meaningful comparison of operating performance across periods.
Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for interest expense, net, income tax expense/benefit, and depreciation and amortization, and the following adjustments discussed above: income/expense on swaps, net, restructuring and facility closure costs, gain/loss on sale of business, integration costs and transaction costs, mark-to-market adjustments on equity security investments, mark-to-market adjustments on commodity and foreign exchange hedges, asset disposal costs, costs expected to be indemnified, net, advisory income and provision for legal settlements. Additionally, Adjusted EBITDA and segment Adjusted EBITDA reflect adjustments for the following items:
m.Stock-based compensation: Post’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. Post has excluded stock-based compensation as stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of Post’s operating performances to other periods.
n.Gain/loss on extinguishment of debt, net: Post has excluded gains and losses recorded on extinguishment of debt, inclusive of payments for premiums and tender fees and the write-off of debt issuance costs, net of gains realized on the write-off of unamortized debt premiums and debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
o.Equity method investment adjustment: Post has included adjustments for its portion of income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s unconsolidated investment accounted for using equity method accounting as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
p.Noncontrolling interest adjustment: Post has included adjustments for income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s consolidated investment which is attributable to the noncontrolling owners of Weetabix’s consolidated investment as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.

Free cash flow
Free cash flow is a non-GAAP measure which represents net cash provided by operating activities less capital expenditures. Post believes free cash flow is useful to investors in evaluating Post’s ability to service debt and repurchase shares of its common stock.

RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS (Unaudited)
(in millions)

	Three Months Ended December 31,
	2025	2024
Net Earnings	$96.8	$113.3

Adjustments:
Income on swaps, net	(1.9)	(15.4)
Restructuring and facility closure costs, including accelerated depreciation	23.0	3.6
Debt premiums paid	22.6	4.4
Gain on sale of business	(9.7)	—
Integration costs	4.3	15.6
Mark-to-market adjustments on equity security investments	(2.2)	(3.3)
Mark-to-market adjustments on commodity and foreign exchange hedges	0.2	(6.7)
Asset disposal costs	1.6	0.2
Transaction costs	0.5	0.6
Costs expected to be indemnified, net	0.4	—
Advisory income	—	(0.2)
Provision for legal settlements	0.1	—
Total Net Adjustments	38.9	(1.2)
Income tax effect on adjustments (1)	(12.0)	(0.2)
Adjusted Net Earnings	$123.7	$111.9

(1) Income tax effect on adjustments was calculated on all items, except income/expense on swaps, net and gain/loss on sale of business, using a rate of 24.5%, the sum of Post’s U.S. federal corporate income tax rate plus Post’s blended state income tax rate, net of federal income tax benefit. Income tax effect for income/expense on swaps, net was calculated using a rate of 21.5%. Income tax effect for gain/loss on sale of business was calculated using a rate of 0.0%.

RECONCILIATION OF DILUTED EARNINGS PER COMMON SHARE
TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (Unaudited)

	Three Months Ended December 31,
	2025	2024
Diluted Earnings per Common Share	$1.71	$1.78
Adjustment to Diluted Earnings per Common Share for impact of interest expense, net of tax, related to convertible senior notes (1)	(0.05)	(0.04)

Adjustments:
Income on swaps, net	(0.03)	(0.24)
Restructuring and facility closure costs, including accelerated depreciation	0.40	0.06
Debt premiums paid	0.39	0.07
Gain on sale of business	(0.17)	—
Integration costs	0.07	0.24
Mark-to-market adjustments on equity security investments	(0.04)	(0.05)
Mark-to-market adjustments on commodity and foreign exchange hedges	—	(0.10)
Asset disposal costs	0.03	—
Transaction costs	0.01	0.01
Costs expected to be indemnified, net	0.01	—
Total Net Adjustments	0.67	(0.01)
Income tax effect on adjustments (2)	(0.20)	—
Adjusted Diluted Earnings per Common Share	$2.13	$1.73

(1) Represents the exclusion of interest expense, net of tax, associated with Post’s convertible senior notes, which was treated as an adjustment to income available to common shareholders for diluted earnings per common share. Post believes this exclusion allows for more meaningful comparison of performance to other periods.

(2) Income tax effect on adjustments was calculated on all items, except income/expense on swaps, net and gain/loss on sale of business, using a rate of 24.5%, the sum of Post’s U.S. federal corporate income tax rate plus Post’s blended state income tax rate, net of federal income tax benefit. Income tax effect for income/expense on swaps, net was calculated using a rate of 21.5%. Income tax effect for gain/loss on sale of business was calculated using a rate of 0.0%.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Three Months Ended December 31,
	2025	2024
Net Earnings	$96.8	$113.3
Interest expense, net	103.4	84.1
Income tax expense	27.3	32.1
Depreciation and amortization	152.5	120.3
Stock-based compensation	22.4	19.8
Loss on extinguishment of debt, net	17.5	5.8
Income on swaps, net	(1.9)	(15.4)
Restructuring and facility closure costs, excluding accelerated depreciation	5.0	3.6
Gain on sale of business	(9.7)	—
Integration costs	4.3	15.6
Mark-to-market adjustments on equity security investments	(2.2)	(3.3)
Mark-to-market adjustments on commodity and foreign exchange hedges	0.2	(6.7)
Asset disposal costs	1.6	0.2
Transaction costs	0.5	0.6
Costs expected to be indemnified, net	0.4	—
Advisory income	—	(0.2)
Provision for legal settlements	0.1	—
Equity method investment adjustment	0.1	0.1
Noncontrolling interest adjustment	(0.1)	—
Adjusted EBITDA	$418.2	$369.9
Net Earnings as a percentage of Net Sales	4.5%	5.7%
Adjusted EBITDA as a percentage of Net Sales	19.2%	18.7%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2025
(in millions)

	Post Consumer Brands	Foodservice	Refrigerated Retail	Weetabix	Corporate/ Other
Segment Profit	$132.2	$117.5	$30.4	$21.7	$—
General corporate expenses and other	—	—	—	—	(58.8)
Other income, net	—	—	—	—	(4.6)
Operating Profit	132.2	117.5	30.4	21.7	(63.4)
Other income, net	—	—	—	—	4.6
Depreciation and amortization	67.1	35.8	19.3	11.3	19.0
Stock-based compensation	—	—	—	—	22.4
Restructuring and facility closure costs, excluding accelerated depreciation	—	—	—	—	5.0
Gain on sale of business	—	—	—	—	(9.7)
Integration costs	3.9	—	0.4	—	—
Mark-to-market adjustments on equity security investments	—	—	—	—	(2.2)
Mark-to-market adjustments on commodity and foreign exchange hedges	—	(1.3)	—	—	1.5
Asset disposal costs	—	—	—	—	1.6
Transaction costs	—	—	—	—	0.5
Costs expected to be indemnified, net	—	0.4	—	—	—
Provision for legal settlements	0.1	—	—	—	—
Equity method investment adjustment	—	—	—	0.4	—
Noncontrolling interest adjustment	—	—	—	(0.3)	—
Adjusted EBITDA	$203.3	$152.4	$50.1	$33.1	$(20.7)
Segment Profit as a percentage of Net Sales	12.0%	17.6%	11.4%	15.7%	—
Adjusted EBITDA as a percentage of Net Sales	18.4%	22.8%	18.8%	24.0%	—

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2024
(in millions)

	Post Consumer Brands	Foodservice	Refrigerated Retail	Weetabix	Corporate/ Other
Segment Profit	$131.0	$86.1	$24.2	$15.9	$—
General corporate expenses and other	—	—	—	—	(37.3)
Other income, net	—	—	—	—	(5.8)
Operating Profit	131.0	86.1	24.2	15.9	(43.1)
Other income, net	—	—	—	—	5.8
Depreciation and amortization	58.2	31.7	17.4	12.0	1.0
Stock-based compensation	—	—	—	—	19.8
Restructuring and facility closure costs, excluding accelerated depreciation	—	—	—	—	3.6
Integration costs	15.6	—	—	—	—
Mark-to-market adjustments on equity security investments	—	—	—	—	(3.3)
Mark-to-market adjustments on commodity and foreign exchange hedges	—	(1.0)	—	—	(5.7)
Asset disposal costs	—	—	—	—	0.2
Transaction costs	—	—	—	—	0.6
Advisory income	—	—	—	—	(0.2)
Equity method investment adjustment	—	—	—	0.2	—
Noncontrolling interest adjustment	—	—	—	(0.1)	—
Adjusted EBITDA	$204.8	$116.8	$41.6	$28.0	$(21.3)
Segment Profit as a percentage of Net Sales	13.6%	14.0%	9.1%	12.5%	—
Adjusted EBITDA as a percentage of Net Sales	21.2%	18.9%	15.6%	21.9%	—

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited)
(in millions)

	Three Months Ended December 31,
	2025	2024
Net cash provided by operating activities	$235.7	$310.4
Less: Capital expenditures	116.4	139.0
Free Cash Flow	$119.3	$171.4